UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Sierra Income Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland
0-54650	(State or other jurisdiction of incorporation)	45-2544432
(Commission File Number)		(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East
New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On April 28, 2021, the board of directors (the “Board”) of Sierra Income Corporation (the “Company”) authorized a share repurchase program, pursuant to which the Company intends to conduct quarterly share repurchases, beginning in the second quarter of 2021, of the lesser of: (i) the number of shares of common stock, par value $0.0001 per share (the “Shares”), that the Company can purchase with the proceeds received under the Company’s distribution reinvestment plan from the prior quarter; or (ii) 2.5% of the weighted average number of Shares outstanding in the prior four calendar quarters (the “Share Repurchase Program”). Notwithstanding the foregoing, in connection with the first share repurchase offer for the quarter ending June 30, 2021, the Company intends to repurchase the number of Shares that the Company can purchase with the proceeds received under the Company’s distribution reinvestment plan from the prior two quarters. The purpose of the Share Repurchase Program is to allow stockholders to sell their Shares back to the Company at a price equal to the most recently disclosed net asset value per share of the Company’s common stock immediately prior to the date of such share repurchase. Shares will be purchased from stockholders participating in the Share Repurchase Program on a pro rata basis. The Share Repurchase Program may be suspended, extended, modified or discontinued by the Board at any time.

On April 28, 2021, the Company issued a press release regarding the foregoing, a copy of which is attached hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d)          Exhibits

Exhibit No.	Description

99.1	Press Release dated April 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021		SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer